Exhibit 24(c)

                        CONSENT OF INDEPENDENT AUDITORS

                  We consent to the use of our report dated January 6, 1995, with respect to the consolidated financial statements of Hinton Financial Corporation, included in this Annual Report (Form 10-K) of City Holding Company.

                  We also consent to the incorporation by reference in the Registration Statements (Form S-3, Number 33-38391, Form S-8, Number 33-38269, and Form S-8, Number 33-62738), pertaining to the Dividend Reinvestment and Stock Purchase Plan, the Profit-Sharing and 401(k) Plan, and the 1993 Stock Incentive Plan, respectively, of City Holding Company and in the related Prospectus of our report dated January 6, 1995, with respect to the consolidated financial statements of Hinton Financial Corporation, included in this Annual Report (Form 10-K) for City Holding Company for the year ended December 31, 1996.

                                         /s/ Persinger & Company, LLC

Beckley, West Virginia
March 27, 1997

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